EXHIBIT 10.3

FIRST AMENDMENT TO THE

ANTIBODY LIBRARY LICENSE AGREEMENT

This FIRST AMENDMENT TO UCENSE AGREEMENT (this "First Amendment"), dated effective as of July 22, 2015 (the "Amendment Date"), is entered into between DYAX CORP., a Delaware, United States corporation, with offices at 55 Network Drive, Burlington Massachusetts 01803, U.S.A. ("Dyax"), and KADMON PHARMACEUTICALS LLC1 a Delaware limited liability company with its principal place of business at Alexandria Center for Life Sciences, 450 East 29th Street, 5th Floor, New York, New York 10016 (""). This First Amendment amends that certain Antibody Library License Agreement (the "Original Agreement"), dated effective as July 22, 2011, by and between Dyax and Kadmon. All capitalized terms not otherwise defined in this First Amendment shall be as defined in the Original Agreement.

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Dyax and Kadmon hereby agree as follows:

1.	Section 9.1 of the Original Agreement is hereby deleted in its entirety and replaced by the following, in lieu thereof:

9.1Term of Library License.

(a)

Unless earlier terminated in accordance with this Section 0, the term of the Library License (the "Library License Term") shall commence on the Effective Date and remain in effect unless extended until the first to occur of (i) the September 22, 2015, or (ii) the termination of this Agreement under Section 9.2(b), (c) or (d).

2.

Except as expressly provided otherwise in this First Amendment, all provisions of the Original Agreement remain in full force and effect without modification and all such terms are hereby ratified and confirmed.

3.	From and after the Amendment Date, the term "Agreement" as used in the Original Agreement shall mean the Original Agreement, as amended by this First Amendment.

4.	This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Dyax and Kadmon have caused this First Amendment to be duly executed by their authorized representatives under seal, effective as of the Amendment Date.

DYAX CORP.	KADMON PHARMACEUTICALS LLC
By: /s/ Shelby J. Walker	By: /s/ Harlan W. Waksal
Name: Shelby J. Walker, Esq.	Name: Harlan W. Waksal, M.D.
Title: Vice President, Legal and Associate General Counsel	Title: Chief Executive Officer